Exhibit 10.4

                               Baron Energy, Inc.
                                 392 W. Mill St.
                             New Braunfels, TX 78130
                              Ph/Fax (830) 608-0300

February 28, 2011

Pierce-Hamilton Energy Partners LP
712 Willow Ridge Dr.
San Marcos, TX  78666

Re: Debt Settlement

On December 20, 2005, Esconde Resources LP ("Esconde") executed a promissory note (the "Note') in the amount of $5,000 payable to Pierce-Hamilton Energy Partners LP ("Creditor"). The Note was payable on April 1, 2006, with interest at the rate of 4.0% per annum.

As of February 28, 2011, the remaining principal amount plus accrued interest on the Note is $3,165.

Between July 16, 2007 and October 20, 2009, Creditor loaned Esconde an additional $52,086. This was an undocumented loan (the "Loan"). The imputed interest on the Loan is $5,517 for a total amount due of $57,603. The Note and the Loan are hereinafter collectively referred to as the Debt.

Effective February 22, 2010, Baron Energy, Inc. ("Debtor") became successor in interest to Esconde. Creditor and Debtor agree to settle the Debt under the following terms and conditions.

The Creditor and Debtor agree that the outstanding amount owed on the Debt is $60,768. Both parties agree that the Creditor will settle the Debt for $55,251 which is equal to the Note balance of $3,165 plus the Loan principal balance of $52,086. Both parties further agree that the Creditor will accept 789,303 restricted common shares of Debtor as payment in full of all outstanding principal and interest on the Debt.

This agreement shall be binding upon the Creditor, Debtor, and their successors and assignees.

Sincerely,


/s/ Ronnie L. Steinocher
------------------------------
Ronnie L. Steinocher
President and CEO

Agreed:

Pierce-Hamilton Energy Partners LP             Baron Energy, Inc.
by Muscoda Hill Energy LLC, its General
Partner


Signed:                                        Signed:


/s/ Lisa P. Hamilton                           /s/ Ronnie L. Steinocher
------------------------------                 ---------------------------------
Lisa P. Hamilton, President                    Ronnie L. Steinocher, President
                                               and CEO
Date:                                          Date: